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EXHIBIT 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS
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        We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (Nos. 333-24833, 333-51699, 333-30118 and 333-30120) and
Form S-3 (No.333-30112) of Pacific Gateway Exchange, Inc. of our report dated March 31, 2000 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

San Francisco, California
March 31, 2000